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                                                                    Exhibit 12.1
                              OMEGA CABINETS, LTD.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                        The Company
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                                                                                         Year ended
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                                                           December 30,  December 28,   December 27,   January 2,     January 1,
                                                               1995          1996           1997          1999           2000
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
Income before income taxes and
   extraordinary item                                     $ 3,439,656    $11,856,024    $ 3,460,653    $10,838,026    $26,620,101

Fixed charges:

   Interest expense                                         9,700,914     10,441,182     16,311,997     15,074,327     17,445,914

   Estimated portion of rental expense attributable to
     interest costs (25%)                                     333,750        421,500        402,750        384,750        594,250
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Total fixed charges                                        10,034,664     10,862,682     16,714,747     15,459,077     18,040,164
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Earnings before income taxes and fixed charges            $13,474,320    $22,718,706    $20,175,400    $26,297,103    $44,660,265
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Ratio of earnings to fixed charges                                1.3            2.1            1.2            1.7            2.5
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